                                                                   EXHIBIT 23.1









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the Form S-8 made by Xeta Corporation on August 28, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to October 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                                         /s/ ARTHUR ANDERSEN LLP
                                                             ARTHUR ANDERSEN LLP


















Tulsa, Oklahoma
   January 23, 1998